UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2018

HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 382-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Hanmi Financial Corporation (the “Company”) was held on May 23, 2018. At the meeting, the stockholders voted on the following items:

(1)	Ten board nominees for a term of one year or until their successors are duly elected and qualified. The voting results are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

Joseph K. Rho	25,891,057	653,161	3,627	3,506,397

John J. Ahn	26,404,282	137,885	5,678	3,506,397

Kiho Choi	26,525,655	18,563	3,627	3,506,397

Christie K. Chu	26,472,283	69,884	5,678	3,506,397

Harry Chung	26,484,019	58,148	5,678	3,506,397

Scott Diehl	26,514,478	27,689	5,678	3,506,397

C. G. Kum	26,516,481	19,619	11,745	3,506,397

David L. Rosenblum	26,474,745	58,297	14,803	3,506,397

Thomas J. Williams	26,524,954	17,213	5,678	3,506,397

Michael Yang	26,484,020	58,147	5,678	3,506,397

(2)	The advisory vote on executive compensation paid to the Company’s Named Executive Officers (“Say On Pay”) as described in the proxy statement for the meeting. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
25,737,306	798,953	11,586	3,506,397

(3)	The ratification of the selection of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
29,142,542	911,300	400	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	HANMI FINANCIAL CORPORATION

	By:	/s/ C. G. Kum
C. G. Kum
President and Chief Executive Officer